Exhibit 4.12

SENIOR PROMISSORY NOTE

NEITHER THIS SENIOR PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS SENIOR PROMISSORY NOTE HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF NEW YORK OR THE STATE OF DELAWARE OR ANY OTHER STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SUCH SECURITIES IS EXEMPT FROM QUALIFICATION BY THE APPLICABLE PROVISIONS OF THE SECURITIES LAWS OF NEW YORK OR ANY OTHER STATE.  THE RIGHTS OF THE HOLDER OF THIS SENIOR PROMISSORY NOTE ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

$XXXXXXX	Syosset, New York

PRO TEXT MOBILITY, INC.

SENIOR PROMISSORY NOTE

PRO TEXT MOBILITY, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to XXXXXXXXXXXXXXX (the “Holder”), the principal amount of XXXXXXX Dollars ($XXXXXXX) (the “Principal”), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid in accordance with the terms hereof.

1.	Terms of the Senior Promissory Note.

1.1.
Interest Rate.  The rate of interest hereunder (“Interest Rate”) shall be ten percent (10%) per annum computed on the basis of a 360 day year for the actual number of days elapsed. Interest is paid upon Senior Promissory Note being repaid.

1.2.
Payment at Maturity Date. The Principal together with accrued interest thereon shall be due and payable on the earliest to occur of (i) 30 days from the date hereof, or (ii) funds being raising in either a debt or equity financing, or (iii) an Event of Default (the “Maturity Date”).

1.3.	Conversion Feature. Prior to the Notes maturity, the Holder shall have the right to convert their Note to common stock at a conversion price of $0.07 a share.

1.4.
Prepayment. This Note may be prepaid by the Company in whole or in part at anytime, by providing at least ten (10) days prior written notice to the Holder.  Any such prepayment by the Company shall occur on a pro-rate basis with other Notes in this class and be in cash, shall include any accrued and unpaid interest thereon, and shall be free of any claim of subordination, unless the Holder decides to convert this note into common shares.

1.5.	Security. This senior promissory note is secured by the assets and intellectual property of the Company.

1.6.
Default Interest Rate. If the principal and accrued interest is not paid by the maturity date, a default interest provision of 2.5% per quarter shall be added to the interest rate as defined in section 1.1 above.

2.	Use of Proceeds. The Proceeds from this debt are to be used solely for payment to the Company’s employees and accounts payable.

3.	Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

(a)           The Company shall fail to make any payment of principal of, or interest on, this Note when due and payable or declared due and payable;

(b)           The Company shall fail or neglect to perform, keep or observe any provision of this Note;

(c)           The Company files a bankruptcy petition, a bankruptcy petition is filed against the Company, or the Company makes a general assignment for the benefit of creditors.

Upon the occurrence of any Event of Default, Holder may (i) declare all indebtedness evidenced by this Senior Promissory Note to be immediately due and repaid before any other debt class holder(s) receive any repayment, whereupon all such indebtedness shall become due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Company, and (ii) exercise all rights and remedies available under this Note and applicable law.

4.	Miscellaneous.

3.1	Transfer of Note. This Note shall not be transferable or assignable in any manner, except to affiliates of the Holder.

3.2	Titles and Subtitles. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

3.3
Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon Holder or Company in connection with this Agreement, or whenever Holder or Company desires to give or serve upon the other any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing, and shall be deemed to be properly given (a) when personally delivered, (b) three Business Days after deposit in the mail, if mailed by United States first class, certified or registered mail, postage prepaid, (c) one day after deposit with a public telegraph company for transmittal, charges prepaid, or (d) if given by facsimile, when the appropriate confirmation is received:

If to Holder, at

_________________
_________________
_________________
Fax No. __________

If to Company, at

PRO TEXT MOBILITY, INC.
6800 Jericho Turnpike, Suite 208E
Syosset, New York 11791
Attn: CEO
Fax No. 516-802-0228

or at such other address as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the Person entitled to receive such notice.

4.4.
Attorneys’ Fees. In the event that Holder institutes legal proceedings to enforce the Loan Documents, the Company agrees to pay to Holder, in addition to any indebtedness due and unpaid, all costs and expenses of such proceedings, including reasonable attorneys' fees.

4.5.
Amendments and Waivers.  This Note is issued by the Company pursuant to the Agreement. This Note may be amended and the observance of any other term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.  Any amendment or waiver effected in accordance with this Section 4.5 shall be binding upon the Holder of this Note, each future holder of all such securities and the Company.

4.6.
Beneficiaries.  This Note and all the provisions, conditions, promises and covenants hereof shall inure to the benefit of Holder, its successors and assigns, and shall be binding in accordance with the terms hereof upon the Company, its successors and assigns, provided nothing herein shall be deemed consent to any assignment restricted or prohibited by the terms of this Note.

4.7.
Governing Law; Severability.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York. If any provision of this Note is prohibited by, or is unlawful or unenforceable under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof; provided that where the provisions of any such applicable law may be waived, they hereby are waived by the Company to the full extent permitted by law in order that this Note shall be deemed to be a valid and binding senior promissory note in accordance with its terms.

4.8.	Independent Counsel. Holder acknowledges and agrees that Holder has been provided the opportunity and encouraged to consult with counsel of Holder’s own choosing with respect to this Note.

4.9.
Usury.  Notwithstanding any provision to the contrary contained in this Note, or any and all other instruments or documents executed in connection herewith, Holder and the Company intend that the obligations evidenced by this Note conform strictly to the applicable usury laws from time to time in force.  All agreements between the Company and Holder, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no case, contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Holder, or collected by Holder, by or on behalf of the Company for the use, forbearance or detention of the money to be loaned to the Company hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of the Company to Holder, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law.  If, under any circumstances whatsoever, fulfillment of any provisions thereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder ever shall receive from or on behalf of the Company an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the Company's unpaid Principal owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment as a result of an error on the part of Holder and the Company and the party receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the party making such payment, refund to the Company or to any other person making such payment on the Company's behalf, and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum non-usurious rate and amount of interest allowed by applicable law.  All sums paid or agreed to be paid to Holder or any other holders hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the full extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of this Note.

4.10.
Waiver of Jury Trial.  THE COMPANY AND HOLDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ANY DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THE COMPANY AGREES THAT THE COMPANY WILL NOT ASSERT ANY CLAIM AGAINST HOLDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

ProText Mobility, Inc.

By:
Erica Zalbert, Chief Financial Officer

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